 EXHIBIT 99.1

PreCheck Health Announces 3rd Coronavirus

COVID-19 PCR Test Distribution Agreement

PreCheck to Distribute Coronavirus COVID-19 PCR Test and Co-Dx Box™ in Panama for

Co-Diagnostics, Inc., following distribution agreements for Russia and Ecuador. The three combined territories have an aggregate population of 165.21 million.

Denison, TX, March 16, 2020(GLOBE NEWSWIRE) -- PreCheck Health Services, Inc. (OTC PINK: HLTY), a distributor of medical screening devices for use by physicians in managing a patient’s health, announces its third distribution agreement for Co-Diagnostics’ Coronavirus COVID-19 PCR test. Pursuant to this agreement, with Co-Diagnostics Inc. and Health Tech Innovation Systems, Inc., the exclusive distributor for this product in Panama. PreCheck’s subsidiary will distribute Co-Diagnostic’s COVID-19 PCR diagnostic test and Co-Dx Box in Panama. This agreement follows the execution of exclusive distributions agreements with Co-Diagnostics for Russia and Ecuador.

On Friday, March 13, Panama’s President Laurentino Cortizo publicly declared a State of Emergency in the country and eliminated the import tariffs for medical supplies for the prevention and containment of the COVID-19 pandemic. The decision comes after the death of a school principal in the outskirts of Panama City and the infection of at least another teacher at the same school. All schools have been closed and no large public gatherings are allowed.

Justin Anderson, CEO of PreCheck Health Services Inc., commented, “Our team is currently working with the local government officials in all three territories to have Co-Diagnostic’s COVID-19 PCR diagnostic test and Co-Dx Box registered, which is necessary before the tests can be used in these countries. PreCheck’s goal is to have the test registered as quickly as possible to start providing tests to clinics and hospitals. We are pleased to continue to expand our relationship with Co-Diagnostics which include distribution agreements for coronavirus tests in Russia, Ecuador and now Panama, in order to aid the worldwide pandemic.”

Further information is available in the Company’s regulatory filings, which can be accessed at www.sec.gov.

About PreCheck Health Services, Inc.

PreCheck Health Services, Inc. is a distributor of the PC8B, a medical screening device, which it purchases from a domestic supplier. The PC8B medical device is a screening tool for use by physicians in managing a patient’s health.

Disclaimer for Forward-Looking Information

Certain statements contained in this press release, including, without limitation, statements containing the words “believes,” “anticipates,” “expects” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve both known and unknown risks and uncertainties. The Company’s actual results may differ materially from those anticipated in its forward-looking statements as a result of a number of factors, including our ability to obtain substantial funding required for our operations; our ability to market our product to physicians, our ability to generate a gross margin from any sales we may make; our ability to obtain government approval for the sale of the COVID-19 tests in countries where we have distribution rights, competition from other products which perform similar functions, our dependence upon a sole supplier for each of our products and our reliance of our suppliers to protect their intellectual property incorporated in the product we market; our ability to obtain rights to and to market successfully market products, our ability to develop the business of these businesses, our ability to maintain and develop our medical practice management business, and other risks relating to JAS Practice Management, Inc., doing business as JAS Consulting, Inc. (“JAS”), the medical practice management business which we acquired in December 2019, any risk or liability resulting from our failure to file the financial statements of JAS as required by SEC regulations, as well as other risks contained in “Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2018 and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its Form 10-Q for the quarter ended September 30, 2019, and any information contained in any other filings we make with the SEC. As a result of our acquisition of JAS, our historical financial statements, which will be included in our Form 10-K for the year ended December 31, 2019, for periods prior to the December 19, 2019 date of acquisition will reflect the operations of JAS prior to the date of acquisition.

Contact:

Brett Maas

Hayden IR

(646) 536-7331

brett@haydenir.com

James Carbonara

Hayden IR

(646)-755-7412

james@haydenir.com